Exhibit 99.1

XpresSpa Group Reports Preliminary Fourth Quarter and Full Year 2021 Revenue

Participating in the Virtual H.C. Wainwright BioConnect Conference on January 10th – 13th

Presenting at the 24th Annual ICR Conference on January 11th at 11:00 a.m. ET

NEW YORK, January 10, 2022 - XpresSpa Group, Inc. (Nasdaq: XSPA), a travel health and wellness company, today reported preliminary revenue for the fourth quarter and full year ended December 31, 2021.

Doug Satzman, XpresSpa Group CEO, stated, “We are extremely pleased with our record revenue results and sincerely thank our entire team for our performance. For the fourth quarter, we generated our highest ever quarterly revenue of at least $27 million, while for the full year, we generated our highest ever annual revenue of at least $71 million.”

Mr. Satzman continued, “XpresCheck experienced extremely robust testing volumes throughout the peak holiday travel season despite staffing challenges related to the Omicron variant. As we believe pre-travel COVID testing will remain mandatory before boarding an airplane to many international destinations, we are looking to expand XpresCheck to some existing and new airports in 2022 in order to capitalize on the ongoing and growing need for this critical service.”

Mr. Satzman added, “In mid-December, we opened our first Treat location in JFK Terminal 4 which is off to an encouraging start. We will be following this up with Treat Phoenix Sky Harbor, which is now expected to open during the spring, while other additional locations are planned for later this year. We envision Treat becoming a leader in the emerging category of travel health and wellness by providing 24/7, on-demand access to healthcare through our app, content and retail through treat.com, and a new level of wellness services in airports.”

Business Update

XpresCheck® Wellness Centers

XpresCheck has entered into management services agreements (“MSAs”) with Professional Corporations (“PCs”) that in turn contract with physicians and other professional providers to offer healthcare services. Under the terms of the MSAs, which may be modified according to market conditions, XpresTest provides office space, equipment, supplies, non-licensed staff, and management services to support and facilitate the PC’s provision of COVID-19, including a Polymerase Chain Reaction (PCR) test and a rapid PCR test, and other medical diagnostic testing in return for a management fee. There are currently 14 operating XpresCheck locations in 12 airports.

During the fourth quarter of 2021, XpresCheck initiated a $2 million, eight-week pilot program with the CDC in collaboration with Concentric by Ginkgo. Under this program, XpresCheck conducted biosurveillance monitoring at three major U.S. airports (JFK International Airport, Newark Liberty International Airport and San Francisco International Airport) aimed at identifying existing and new SARS-CoV-2 variants. With the emergence of the Omicron variant, this pilot transitioned into a program targeting travelers arriving from additional countries and expended to Hartsfield-Jackson Atlanta International Airport. Revenue recognition for this program is based on certain milestones specified in the contract and approximately 75% of the revenue was recorded during the fourth quarter of 2021.

XpresSpa® Services

By the end of the fourth quarter of 2021, there were 14 operating XpresSpa domestic locations. A majority of the domestic XpresSpa locations are operating approximately eight hours per day during the busiest hours (compared to up to 16 hours per day pre-pandemic) thereby improving labor productivity. XpresSpa also implemented a price increase in mid-October.

During the fourth quarter of 2021, we began testing new touchless massage services and selling additional retail products. We evaluate each airport on a month by month basis as well as review continued learnings as the portfolio is re-activated.

There are also six international locations operating during the fourth quarter of 2021, including three XpresSpa locations in Dubai International Airport in the United Arab Emirates and three XpresSpa locations in Schiphol Amsterdam Airport in the Netherlands.

Treat™: A New Travel Health and Wellness Brand

Treat provides access to integrated care services that can seamlessly fit into a health and wellness lifestyle. Empowering travelers to take a health-first approach to the journey ahead, Treat acts as a wellness concierge, providing medical care and wellness services to consumers as they return to travel.

Treat In-airport Wellness Centers offer services such as anxiety care, emergency prescriptions, rapid PCR testing, vitamin IV therapies, as well as private virtual wellness services including fitness, yoga and guided meditation sessions. Treat In-airport Wellness Centers include a highly curated assortment of premium health and wellness travel items in their onsite retail collection.

The first Treat In-Airport Wellness Center launched at JFK International Airport Terminal 4 on December 16, 2021 and we are encouraged by the early results. Our second location at Phoenix Sky Harbor International Airport is expected to open in Spring 2022. We are also in negotiations for several additional locations, including some XpresSpa conversions, at major airports across the U.S. for 2022 and 2023.

The Treat website (www.treat.com) features original content, access to resources about global COVID-19 requirements, and curated e-commerce. The Treat mobile app provides access to on-demand virtual care to board-certified physicians, including chat care and video care. The app also has a “travel wallet” providing access to a person’s medical records, vaccinations and test results. Eventually, we expect to expand the app and benefits to include in-app premium wellness content including meditations and workouts as well a Smart Health Card online shopping and prescription discounts.

Over the long-term, we envision that digital channels will provide growth opportunities beyond the airport locations, which would be achieved through subscription-based services that offer care and tools supporting travel health and wellness. We also anticipate offering upstream content that can be monetized through affiliate revenue as well as curated ecommerce retail through www.treat.com.

Share Repurchase Program

During the fourth quarter of 2021, we continued to execute on our share repurchase program. Management will continue to exercise discretion in determining the conditions under which shares may be purchased from time to time, if at all.

Preliminary Fourth Quarter and Full Year 2021 Revenue Results

Total preliminary revenue during the three months ended December 31, 2021 was at least $27 million compared to $0.3 million in the same period in 2020. Total preliminary revenue during the twelve months ended December 31, 2021 was at least $71 million compared to $8.4 million in 2020.

Long-Term Revenue Target of $500 Million by 2025

Our long-term revenue target is $500 million by 2025 which was first introduced at the HC Wainwright 23rd Annual Global Investment Conference in September 2021.

ICR Conference and H.C. Wainwright BioConnect Conference Participation

We be presenting and hosting virtual meetings with institutional investors at the H.C. Wainwright BioConnect Conference January 10th – 13th, 2022.

We will be presenting at the 24th Annual ICR Conference on Tuesday, January 11th, 2022 at 11:00 a.m. Eastern Time. The presentation will be available on our website http://xpresspagroup.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast. We will be hosting virtual meetings with institutional investors during this conference as well.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company operating three distinct brands: XpresCheck®, XpresSpa®, Treat™. XpresCheck is a leading on-site airport provider of COVID-19 screening and testing with 14 locations in 12 domestic airports. XpresSpa is a leading airport retailer of spa services and related health and wellness products, with 43 locations in 21 airports globally. Treat is a travel health and wellness brand that will be providing on-demand access to healthcare through technology and personalized services.

To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com.

To learn more about XpresCheck, visit: www.XpresCheck.com.

To learn more about XpresSpa, visit www.XpresSpa.com.

To learn more about Treat, visit: www.Treat.com.

Twitter: @xprescheck and Instagram: @realxprescheck

Twitter: @XpresSpa and Instagram: @XpresSpa

Twitter: @Treat_Care and Instagram: @treat_care

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

This preliminary unaudited financial information for the quarter and year ended December 31, 2021 continued in this press release is derived from the Company’s preliminary internal financial reports and is subject to revision based on the completion of our quarter-end and year-end accounting and financial reporting processes necessary to finalize financial statements as of and for the quarter and year ended December 31, 2021. There can be no assurance that final fourth quarter and year-end results will not differ materially from these estimated results when we report the final results for the quarter and year.

Investor Relations

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098